EXHIBIT 99

Home Properties, Inc.
Earnings Release and Supplemental Information
First Quarter 2014

FOR IMMEDIATE RELEASE

Home Properties Reports First Quarter 2014 Results

ROCHESTER, N.Y., May 1, 2014 – Home Properties, Inc. (NYSE: HME) today released financial and operational results for the first quarter ended March 31, 2014.  All results are reported on a diluted basis.

“While first quarter Funds from Operations per share were 4 cents below our expectations as a result of costs related to severe winter weather, rate increases on expiring leases have been very encouraging,” said Edward J. Pettinella, Home Properties President and CEO.  “Rents on new leases, compared to expiring leases, increased steadily month-over-month into May, a positive sign of the typical upturn we expected during the Spring leasing season.”

Earnings per share ("EPS") for the quarter ended March 31, 2014 was $0.79, compared to $0.99 for the quarter ended March 31, 2013.  The $0.20 decrease in EPS is primarily attributable to a $9.1 million decrease in the gain on disposition of property partially offset by a $1.5 million increase in income from continuing operations from both the properties owned throughout 2013 and 2014 (the “Core” properties) and those acquired, developed, or redeveloped subsequent to January 1, 2013 (the “Non-Core” properties).

For the quarter ended March 31, 2014, Funds From Operations ("FFO") were $67.6 million, or $1.00 per share, compared to $66.0 million, or $1.05 per share, for the quarter ended March 31, 2013, which equates to a 5.4% decrease on a per-share basis.  First quarter 2014 FFO included $0.04 in costs related to record severe weather, over and above the budgeted normal winter, that resulted in increased costs in the majority of the Company’s market areas.  Excluding this extreme variance in weather-related costs, FFO per share would have been $1.04.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Operating Results

For the first quarter of 2014, same-property comparisons (for 115 Core properties containing 39,915 apartment units owned since January 1, 2013) reflected an increase of 2.8% in base rental rates and an increase of 2.8% in total revenues compared to the same quarter a year ago.  Net operating income (“NOI”) decreased by 0.8% from the first quarter of 2013.  Property level operating expenses increased by 8.9% compared to the prior year quarter, primarily due to increases in electricity, natural gas heating costs, personnel expense, property insurance, real estate taxes and snow removal costs.  Excluding the extraordinary weather-related effects, NOI would have increased by 2.0%, slightly above the Company’s expectations.

For the first quarter of 2014, compared to expiring leases, new lease rents for the Core properties declined by 0.2% while renewals increased 2.9%.  In April, new lease rents were 2.3% higher than expiring leases and in May, preliminary results show that new lease rents

Home Properties Reports First Quarter 2014 Results
For Immediate Release:  May 1, 2014

were up 3.7%.  Renewals in both April and May were 3.1% higher than expiring leases.  In May, the increase in new lease rents surpassed that of renewals for the first time since July of 2012.

Average physical occupancy for the Core properties was 95.0% during the first quarter of 2014, down from 95.5% during the first quarter of 2013.  Average monthly rental rates of $1,311 represent a 2.8% increase compared to the year-ago period.

On a sequential basis, compared to the 2013 fourth quarter results for Core properties, rental income (excluding utility recovery) was up 0.4% in the first quarter of 2014, total revenues increased 1.7%, expenses were up 12.4% and NOI decreased 4.2%.  Average physical occupancy increased 0.2% to 95.0%. The large sequential increase in expenses represents the seasonality of weather-related costs in the first quarter.

Physical occupancy for the 1,308 apartment units acquired/developed/redeveloped between January 1, 2013 and March 31, 2014 averaged 85.2% during the first quarter of 2014, at average monthly rents of $1,468.

Acquisitions/Dispositions

There were no acquisitions of apartment communities during the first quarter of 2014.

As previously reported, during the first quarter of 2014, the Company sold an 864-unit apartment community in the Washington, D.C. region for $110 million resulting in a gain on sale of $31.3 million. The sale is consistent with the Company’s strategy to lighten the geographic concentration in the Washington, D.C. region, which is now at 28% of total units.

Development

Construction continues on Eleven55 Ripley, which will consist of one 21-story high-rise and a    5-story mid-rise, for a total of 379 units. Construction on the 21-story building is nearly complete, with 309 units ready for occupancy. Lease-up has commenced, with 52 units occupied and another 39 units preleased as of March 31, 2014.

Construction continued as planned on Courts at Spring Mill Station, with initial occupancy expected later in 2014.

Capital Markets Activities

The Company repaid a $58.5 million variable rate mortgage on February 26, 2014 in connection with the property disposition discussed above.

On March 31, 2014, the Company repaid a $22.3 million fixed rate mortgage with an April 1, 2014 maturity date.  The property is now part of the unencumbered asset pool.  As of March 31, 2014, unencumbered assets represented 53.5% of total undepreciated assets, up from 51.9% at December 31, 2013.

During the first quarter of 2014, the Company did not issue any new shares through its At-The-Market equity offering program.  There are approximately two million common shares that remain available under this program.  In addition, the Company did not repurchase any shares and has authorization remaining to repurchase approximately 2.3 million shares.

Home Properties Reports First Quarter 2014 Results
For Immediate Release:  May 1, 2014

As of March 31, 2014, the Company’s ratio of debt-to-total market capitalization was 36.8% (based on a March 31, 2014 stock price of $60.12), with $179 million outstanding on its $450 million revolving credit facility and $8.4 million of unrestricted cash on hand.  Total debt of $2.4 billion was outstanding, at interest rates averaging 4.5% and with staggered maturities averaging four years.  Approximately 91% of total indebtedness was at fixed rates.  Interest coverage for the quarter was 3.6 times and the fixed charge ratio was 3.3 times.

Outlook

Based solely on the actual first quarter results as compared to expectations, the Company has decreased the midpoint of its prior guidance by $0.04 per share to $4.48 and the range of FFO per share to $4.42 to $4.54.  The guidance range of both FFO and OFFO per share results for the second quarter of 2014 is $1.09 to $1.13.  The Company expects to include additional commentary on projected results for the balance of the year when it announces second quarter 2014 financial results.

Dividend Declared

The Company announced a regular cash dividend on the Company’s common shares of $0.73 per share for the quarter ended March 31, 2014.  The dividend is payable on May 23, 2014 to shareholders of record on May 12, 2014 and is equivalent to an annualized rate of $2.92 per share.  The current annual dividend represents a 4.8% yield based on the April 28 closing price of $61.34.  Home Properties’ common stock will begin trading ex-dividend on May 8, 2014.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, geographic market breakdown, debt and new development.  A new schedule is included in the first quarter 2014 supplement that provides details on weather-related effects on the quarter’s results.  The supplemental information is available via the Company's website through the "Investors" section or e-mail upon request.

First Quarter 2014 Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM ET to review and comment on the information reported in this release.  The webcast, which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section home page of the website homeproperties.com.  For live audio-only participation, please dial 800-913-1647 (International 212-231-2900).

Second Quarter 2014 Conference/Event Schedule

Home Properties is scheduled to participate in REITWeek 2014:® NAREIT's Investor Forum® from June 3-5, 2014 in New York City.  Management will present information and answer questions about its operations on Wednesday, June 4, from 11:00 AM-11:30 AM ET.  The audio presentation and related materials will be available at homeproperties.com in the “Investors” section.

Home Properties Reports First Quarter 2014 Results
For Immediate Release:  May 1, 2014

Second Quarter 2014 Earnings Release and Conference Call

The Company’s second quarter 2014 financial results are scheduled to be released after the stock market closes on Thursday, July 31, 2014.  A conference call, which will be simultaneously webcast, is scheduled for Friday, August 1, 2014 at 11:00 AM ET and will be accessible following the instructions for the current quarter's conference call.

This release contains forward-looking statements. Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in suburbs of major metropolitan areas in selected Northeast and Mid-Atlantic markets.  An S & P 400 Company, Home Properties owns and operates 119 communities containing 41,568 apartment units.  For more information, visit Home Properties’ website at www.homeproperties.com.

Home Properties Reports First Quarter 2014 Results
For Immediate Release:  May 1, 2014

HOME PROPERTIES, INC.
SUMMARY OF OCCUPANCY AND PROPERTY OPERATING RESULTS

	Avg. Physical
First Quarter Results:	Occupancy(a)		1Q 2014	1Q 2014 vs. 1Q 2013 % Growth
			Average
			Monthly	Base
			Rent/	Rental	Total	Total
	1Q 2014	1Q 2013	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.0%	95.5%	$1,311	2.8%	2.8%	8.9%	(0.8%)
Non-Core Properties(c)	85.2%	NA	$1,468	NA	NA	NA	NA
TOTAL PORTFOLIO	94.7%	NA	$1,316	NA	NA	NA	NA

(a)	Average physical occupancy is defined as the number of occupied apartment units divided by total apartment units.

(b)	Core Properties consist of 115 properties with 39,915 apartment units owned throughout 2013 and 2014.

(c)
Non-Core Properties consist of 3 properties with 1,308 apartment units acquired, developed, or redeveloped subsequent to January 1, 2013, such that full year comparable operating results are not available. Non-Core Properties exclude properties still under development where construction is not 100% complete.

Home Properties Reports First Quarter 2014 Results
For Immediate Release:  May 1, 2014

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended
	March 31
	2014	2013
Rental income	$152,354	$147,293
Property other income	15,560	14,181
Other income	141	249
Total revenues	168,055	161,723
Operating and maintenance	66,459	60,057
General and administrative	9,258	9,083
Interest	25,327	29,995
Depreciation and amortization	44,378	41,412
Other expenses	8	17
Total expenses	145,430	140,564
Income from continuing operations	22,625	21,159
Discontinued operations
Income from discontinued operations	40	808
Gain on disposition of property	31,306	40,359
Discontinued operations	31,346	41,167
Net income	53,971	62,326
Net income attributable to noncontrolling interest	(8,180)	(10,446)
Net income attributable to common stockholders	$45,791	$51,880
Reconciliation from net income attributable to common stockholders to Funds From Operations:
Net income available to common stockholders	$45,791	$51,880
Real property depreciation and amortization	44,088	42,665
Noncontrolling interest	8,180	10,446
Gain on disposition of property	(31,306)	(40,359)
FFO - basic and diluted, as defined by NAREIT	66,753	64,632
Loss from early extinguishment of debt in connection with sale of real estate	802	1,416
FFO - basic and diluted (1)	$67,555	$66,048

(1)
Pursuant to the updated guidance for Funds From Operations provided by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, impairment write-downs of depreciable real estate, noncontrolling interest and extraordinary items plus depreciation from real property.  The Company adds back debt extinguishment costs and other one-time costs incurred as a result of repaying property specific debt triggered upon sale of a property.  Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition. The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports First Quarter 2014 Results
For Immediate Release:  May 1, 2014

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)
	Three Months Ended
	March 31
	2014	2013
FFO – basic and diluted	$67,555	$66,048
FFO – basic and diluted	$67,555	$66,048
Acquisition costs of closed deals included in other expenses	8	17
Operating FFO (2)	$67,563	$66,065
FFO – basic and diluted	$67,555	$66,048
Recurring non-revenue generating capital expenses	(9,129)	(9,034)
AFFO (3)	$58,426	$57,014
Operating FFO	$67,563	$66,065
Recurring non-revenue generating capital expenses	(9,129)	(9,034)
Operating AFFO (2) (3)	$58,434	$57,031
Weighted average shares/units outstanding:
Shares – basic	57,106.9	51,618.7
Shares – diluted	57,620.7	52,325.4
Shares/units – basic (4)	67,336.5	62,045.9
Shares/units – diluted (4)	67,850.3	62,752.6
Per share/unit:
Net income – basic	$0.80	$1.01
Net income – diluted	$0.79	$0.99
FFO – basic	$1.00	$1.06
FFO – diluted	$1.00	$1.05
Operating FFO (2)	$1.00	$1.05
AFFO (3)	$0.86	$0.91
Operating AFFO (2) (3)	$0.86	$0.91
Common Dividend paid	$0.73	$0.70

(2)	Operating FFO is defined as FFO as adjusted for the addback of acquisition costs on closed deals.

(3)
Adjusted Funds From Operations ("AFFO") is defined as FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $900 and $848 per apartment unit in 2014 and 2013, respectively.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports First Quarter 2014 Results
For Immediate Release:  May 1, 2014

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	March 31, 2014	December 31, 2013
Land	$770,851	$786,868
Construction in progress	192,111	187,976
Buildings, improvements and equipment	4,588,065	4,645,921
	5,551,027	5,620,765
Accumulated depreciation	(1,258,186)	(1,243,243)
Real estate, net	4,292,841	4,377,522

Cash and cash equivalents	8,403	9,853
Cash in escrows	26,006	23,738
Accounts receivable	15,118	14,937
Prepaid expenses	15,777	22,089
Deferred charges	11,021	11,945
Other assets	7,059	7,793
Total assets	$4,376,225	$4,467,877
Mortgage notes payable	$1,725,359	$1,814,217
Unsecured notes payable	450,000	450,000
Unsecured line of credit	179,000	193,000
Accounts payable	28,193	27,540
Accrued interest payable	10,362	8,392
Accrued expenses and other liabilities	31,097	33,936
Security deposits	18,310	18,479
Total liabilities	2,442,321	2,545,564

Common stockholders’ equity	1,641,678	1,629,253
Noncontrolling interest	292,226	293,060
Total equity	1,933,904	1,922,313
Total liabilities and equity	$4,376,225	$4,467,877

Total shares/units outstanding:
Common stock	57,106.9	56,961.6
Operating partnership units	10,218.4	10,287.2
	67,325.3	67,248.8

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

###

Property Results

First Quarter 2014							1Q '14 Versus 1Q '13
		1Q '14					% Growth				1Q '14
	# of	Company	Date	1Q '14	1Q '14	1Q '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Baltimore
Annapolis Roads	282		6/17/2010	$1,300	94.0%	93.0%	0.1%	2.6%	31.9%	(11.1%)
Bonnie Ridge	960		7/1/1999	1,173	95.0%	94.1%	1.4%	3.1%	9.4%	0.1%
Canterbury	618		7/15/1999	1,070	95.4%	94.6%	3.9%	6.5%	6.9%	6.3%
Charleston Place	858		9/30/2010	1,256	95.3%	95.2%	3.3%	4.2%	13.4%	0.4%
Country Village	344		4/30/1998	1,036	95.9%	94.7%	(0.8%)	0.3%	9.2%	(4.9%)
Dunfield	312		11/1/2007	1,266	91.8%	95.6%	2.9%	(1.7%)	20.0%	(10.6%)
Fox Hall	720		3/28/2007	954	94.4%	92.3%	4.2%	4.5%	11.4%	(1.0%)
Gateway Village	132		7/15/1999	1,444	97.0%	95.3%	3.4%	5.2%	2.0%	6.9%
Heritage Woods	164		10/4/2006	1,189	97.0%	94.4%	0.1%	3.6%	16.9%	(2.8%)
Howard Crossing	1,350		6/28/2012	1,153	93.8%	93.9%	2.9%	5.2%	7.7%	3.9%
Middlebrooke	208		4/1/2010	1,044	96.1%	95.1%	4.8%	4.9%	7.4%	3.5%
Mill Towne Village	384		5/31/2001	964	95.7%	97.1%	1.8%	1.7%	19.7%	(7.3%)
Morningside Heights	1,050		4/30/1998	997	93.6%	94.3%	4.3%	3.8%	16.7%	(2.3%)
Owings Run	504		7/15/1999	1,326	93.2%	94.8%	2.4%	1.4%	16.3%	(4.7%)
Ridgeview at Wakefield Valley	204		1/13/2005	1,269	93.0%	97.2%	3.3%	2.1%	10.7%	(2.5%)
Saddle Brooke	468		10/29/2008	1,182	95.3%	93.4%	4.7%	5.9%	12.1%	2.7%
Selford	102		7/15/1999	1,502	97.1%	95.1%	3.3%	5.2%	9.5%	3.5%
The Apts. at Cambridge Court	544		8/23/2011	1,355	92.7%	91.4%	(0.7%)	0.8%	4.7%	(1.2%)
The Coves at Chesapeake	469		11/20/2006	1,357	91.8%	94.5%	2.6%	(2.9%)	12.3%	(8.9%)
The Greens at Columbia	168		7/29/2010	1,483	95.6%	95.3%	2.2%	3.4%	12.7%	(0.1%)
Top Field	156		10/4/2006	1,374	94.2%	96.6%	2.8%	0.2%	12.4%	(4.5%)
Village Square	370		7/15/1999	1,246	93.4%	95.6%	2.7%	0.1%	13.1%	(5.9%)
Westbrooke	110		4/1/2010	931	96.3%	97.2%	3.7%	4.9%	5.7%	4.4%
Total Baltimore	10,477	25.2%		$1,172	94.3%	94.4%	2.6%	3.0%	11.9%	(1.4%)	23.9%

Boston
Gardencrest	696		6/28/2002	$1,769	95.8%	96.2%	5.6%	4.9%	2.2%	6.3%
Highland House	172		5/31/2006	1,338	91.0%	95.0%	3.8%	(3.1%)	1.6%	(7.0%)
Liberty Commons	120		8/30/2006	1,329	95.1%	95.5%	1.9%	(0.6%)	17.0%	(8.2%)
Liberty Place	107		6/6/2006	1,575	96.4%	94.8%	3.2%	0.5%	(3.7%)	3.7%
Middlesex Crossing Apartments	252		12/18/2013	1,413	95.9%	n/a	n/a	n/a	n/a	n/a
Redbank Village	500		7/8/1998	1,008	97.1%	95.6%	5.7%	8.1%	0.2%	13.3%
Stone Ends	280		2/12/2003	1,402	96.3%	97.1%	5.2%	1.3%	7.8%	(2.6%)
The Commons at Haynes Farm	302		7/15/2011	1,400	97.6%	97.6%	5.4%	4.1%	(2.6%)	8.4%
The Heights at Marlborough	348		9/7/2006	1,351	97.0%	95.3%	4.9%	5.8%	9.9%	3.1%
The Meadows at Marlborough	264		9/7/2006	1,307	95.3%	96.8%	5.3%	5.0%	9.0%	2.0%
The Townhomes of Beverly	204		2/15/2007	1,682	94.0%	97.3%	5.6%	1.5%	11.0%	(4.0%)
The Village at Marshfield	276		3/17/2004	1,297	94.9%	96.7%	5.3%	0.9%	5.4%	(1.9%)
Westwoods	35		4/30/2007	1,417	96.7%	99.0%	3.0%	(0.7%)	32.3%	(23.8%)
Total Boston	3,556	8.6%		$1,415	95.9%	96.3%	5.1%	3.6%	4.7%	2.9%	8.9%

Property Results

First Quarter 2014							1Q '14 Versus 1Q '13
		1Q '14					% Growth				1Q '14
	# of	Company	Date	1Q '14	1Q '14	1Q '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Chicago
Blackhawk	371		10/20/2000	$939	94.7%	95.8%	3.4%	1.7%	10.5%	(6.2%)
Courtyards Village	224		8/29/2001	959	96.8%	98.0%	5.0%	4.5%	18.6%	(6.1%)
Cypress Place	192		12/27/2000	1,105	95.7%	98.0%	6.1%	5.2%	16.8%	(2.9%)
Lakeview Townhomes	120		10/18/2010	1,269	96.9%	96.2%	2.5%	5.2%	29.9%	(12.7%)
The Colony	783		9/1/1999	952	96.0%	96.8%	4.3%	4.3%	11.9%	(1.2%)
The Gates of Deer Grove	204		12/15/2011	1,082	96.5%	96.1%	4.3%	4.4%	9.5%	(0.4%)
The New Colonies	672		6/23/1998	769	97.0%	96.6%	0.2%	3.2%	12.8%	(5.0%)
Total Chicago	2,566	6.2%		$939	96.2%	96.7%	3.4%	3.9%	13.7%	(4.0%)	3.9%

Florida
The Hamptons	668		7/7/2004	$1,094	96.8%	94.1%	6.0%	9.7%	9.5%	9.9%
Vinings at Hampton Village	168		7/7/2004	1,224	95.5%	96.7%	5.7%	4.3%	3.5%	4.9%
Total Florida	836	2.0%		$1,120	96.5%	94.7%	5.9%	8.5%	8.1%	8.8%	1.5%

Long Island
Bayview / Colonial	160		11/1/2000	$1,394	97.4%	98.8%	3.8%	6.2%	8.5%	4.4%
Cambridge Village	82		3/1/2002	1,982	97.0%	98.2%	3.1%	3.8%	7.4%	1.4%
Crescent Club	257		9/30/2010	1,471	96.7%	96.1%	6.7%	9.5%	5.2%	12.5%
Devonshire Hills	656		7/16/2001	1,704	96.3%	96.1%	2.8%	4.4%	3.2%	5.2%
Hawthorne Court	434		4/4/2002	1,561	96.2%	97.4%	4.3%	6.3%	5.5%	7.0%
Heritage Square	80		4/4/2002	1,934	97.5%	99.5%	3.5%	3.0%	26.0%	(11.6%)
Holiday Square	144		5/31/2002	1,345	97.8%	99.7%	3.2%	0.1%	16.0%	(10.7%)
Lake Grove	368		2/3/1997	1,575	94.1%	96.8%	3.0%	1.0%	11.5%	(5.4%)
Mid-Island Estates	232		7/1/1997	1,517	97.4%	96.9%	2.0%	3.6%	5.8%	2.1%
Sayville Commons	342		7/15/2005	1,732	96.8%	97.6%	3.9%	2.1%	(1.3%)	5.1%
Southern Meadows	452		6/29/2001	1,559	95.5%	96.1%	3.5%	4.2%	8.1%	1.3%
Westwood Village	242		3/1/2002	2,567	96.9%	95.3%	0.5%	2.1%	8.1%	(1.9%)
Woodmont Village	97		3/1/2002	1,442	97.5%	96.1%	3.7%	9.7%	25.6%	1.0%
Yorkshire Village	40		3/1/2002	1,976	95.8%	97.6%	(0.6%)	(7.5%)	(6.2%)	(8.7%)
Total Long Island	3,586	8.6%		$1,666	96.3%	96.9%	3.2%	3.9%	6.7%	1.9%	10.6%

Property Results

First Quarter 2014							1Q '14 Versus 1Q '13
		1Q '14					% Growth				1Q '14
	# of	Company	Date	1Q '14	1Q '14	1Q '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
New Jersey
Barrington Gardens	148		3/1/2005	$1,421	97.3%	98.0%	4.9%	5.1%	26.4%	(6.0%)
Chatham Hill	308		1/30/2004	2,032	91.3%	93.3%	3.4%	3.6%	13.4%	(0.6%)
East Hill Gardens	33		7/8/1998	1,664	98.1%	100.0%	3.9%	0.7%	22.7%	(12.0%)
Hackensack Gardens	198		3/1/2005	1,253	98.4%	96.8%	3.8%	7.4%	8.7%	6.2%
Jacob Ford Village	270		2/15/2007	1,453	95.9%	97.3%	4.6%	4.6%	12.4%	0.8%
Lakeview	106		7/8/1998	1,497	97.5%	98.0%	2.6%	1.6%	10.9%	(4.9%)
Northwood	134		1/30/2004	1,472	97.0%	95.8%	3.2%	5.1%	(6.2%)	15.0%
Oak Manor	77		7/8/1998	2,084	94.9%	97.3%	6.0%	2.9%	24.9%	(7.9%)
Pleasant View	1,142		7/8/1998	1,250	96.1%	96.5%	3.3%	2.5%	8.3%	(1.7%)
Pleasure Bay	270		7/8/1998	1,179	95.7%	94.2%	6.1%	5.1%	11.4%	(0.1%)
Royal Gardens	550		5/28/1997	1,349	97.4%	95.1%	2.9%	6.5%	9.0%	4.6%
Wayne Village	275		7/8/1998	1,515	95.6%	97.1%	3.0%	1.2%	9.1%	(3.2%)
Windsor Realty	67		7/8/1998	1,378	96.8%	97.8%	3.4%	2.0%	8.9%	(4.3%)
Total New Jersey	3,578	8.6%		$1,410	96.1%	96.1%	3.7%	3.9%	10.1%	(0.3%)	8.9%

Philadelphia
Glen Manor	180		9/23/1997	810	93.7%	95.7%	0.9%	(4.8%)	6.8%	(18.1%)
Golf Club	399		3/15/2000	1,207	96.3%	95.3%	4.2%	5.9%	8.7%	4.4%
Hill Brook Place	274		7/28/1999	962	94.5%	94.3%	1.2%	0.6%	5.0%	(3.4%)
Home Properties of Bryn Mawr	316		3/15/2000	1,564	95.8%	97.6%	5.7%	3.8%	3.4%	3.9%
Home Properties of Devon	631		3/15/2000	1,301	95.1%	96.5%	2.2%	1.9%	11.5%	(3.1%)
New Orleans Park	442		7/28/1999	935	94.8%	93.1%	2.5%	8.2%	7.0%	9.5%
Racquet Club East	466		7/7/1998	1,156	91.2%	95.4%	2.2%	(1.7%)	4.8%	(6.0%)
Racquet Club South	103		5/27/1999	964	89.5%	93.9%	1.0%	(4.0%)	9.5%	(18.8%)
Ridley Brook	244		7/28/1999	993	95.1%	95.0%	0.9%	1.0%	6.6%	(4.3%)
Sherry Lake	298		7/23/1998	1,326	95.9%	95.8%	0.9%	2.4%	9.4%	(1.2%)
Stone Hill Apartments	205		11/27/2013	926	89.6%	n/a	n/a	n/a	n/a	n/a
The Brooke at Peachtree Village	146		8/15/2005	1,264	96.9%	98.3%	3.3%	2.0%	18.4%	(6.9%)
The Landings	384		11/22/1996	1,106	96.5%	96.7%	(0.3%)	2.7%	19.1%	(8.9%)
Trexler Park	250		3/15/2000	1,146	97.0%	95.8%	0.9%	6.8%	19.3%	(1.3%)
Trexler Park West	216		8/15/2008	1,366	97.2%	97.9%	(1.1%)	(3.5%)	6.1%	(7.9%)
Waterview	203		7/14/2011	1,127	96.3%	94.6%	4.6%	7.7%	24.6%	(3.0%)
William Henry	363		3/15/2000	1,230	93.8%	94.9%	1.9%	1.6%	11.3%	(4.5%)
Total Philadelphia	5,120	12.4%		$1,172	95.0%	95.6%	2.1%	2.4%	10.2%	(2.6%)	11.1%

Property Results

First Quarter 2014							1Q '14 Versus 1Q '13
		1Q '14					% Growth				1Q '14
	# of	Company	Date	1Q '14	1Q '14	1Q '13	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Washington, D.C.
1200 East West	247		5/11/2010	$1,859	92.8%	96.7%	(1.5%)	(3.0%)	(22.4%)	10.9%
Arbor Park of Alexandria	851		Redevelopment	1,615	80.9%	75.2%	5.6%	8.9%	6.2%	10.6%
Braddock Lee	255		3/13/1998	1,454	97.0%	96.8%	1.4%	3.2%	5.5%	1.8%
Cinnamon Run	511		12/28/2005	1,324	92.0%	92.5%	2.6%	4.5%	(12.3%)	12.7%
Courts at Huntington Station	421		6/15/2011	1,973	93.4%	96.1%	(0.5%)	(1.9%)	3.2%	(4.3%)
East Meadow	150		8/1/2000	1,480	95.8%	96.5%	1.6%	5.3%	4.7%	5.7%
Eleven55 Ripley	309		Under Construction	2,087	9.5%	n/a	n/a	n/a	n/a	n/a
Elmwood Terrace	504		6/30/2000	1,020	95.8%	95.6%	3.0%	1.4%	0.5%	2.2%
Hunters Glen	108		4/19/2011	1,040	93.9%	93.6%	3.0%	7.9%	4.9%	9.8%
Mount Vernon Square	1,387		12/27/2006	1,357	92.8%	94.8%	2.5%	0.9%	16.0%	(6.8%)
Newport Village	937		10/17/2011	1,573	91.7%	96.2%	1.4%	(2.8%)	12.3%	(10.7%)
Park Shirlington	294		3/13/1998	1,469	94.4%	95.1%	3.0%	3.1%	6.4%	1.1%
Peppertree Farm	879		12/28/2005	1,304	93.3%	92.3%	3.1%	5.0%	9.9%	2.0%
Seminary Hill	296		7/1/1999	1,455	97.4%	96.5%	3.4%	5.6%	5.3%	5.7%
Seminary Towers	545		7/1/1999	1,485	94.4%	96.8%	1.2%	1.6%	7.1%	(1.8%)
Somerset Park	108		10/11/2011	1,528	97.7%	97.6%	1.5%	4.1%	5.8%	3.1%
Tamarron	132		7/15/1999	1,649	96.2%	95.0%	0.1%	1.2%	8.0%	(1.1%)
The Apts. at Cobblestone Square	314		6/14/2012	1,331	96.0%	94.8%	2.4%	5.6%	12.8%	1.5%
The Apts. at Wellington Trace	240		3/2/2004	1,415	97.0%	96.2%	0.1%	(0.3%)	11.8%	(5.0%)
The Courts at Dulles	411		11/30/2011	1,533	95.8%	96.3%	(0.8%)	(0.6%)	7.8%	(4.7%)
The Courts at Fair Oaks	364		9/30/2010	1,541	93.8%	97.5%	0.6%	(3.1%)	8.8%	(8.0%)
The Manor - MD	435		8/31/2001	1,381	94.4%	96.2%	3.3%	(0.1%)	12.1%	(6.1%)
The Manor - VA	198		2/19/1999	1,186	94.8%	94.0%	5.4%	10.1%	10.4%	9.9%
The Manor East	164		5/11/2012	1,151	91.8%	91.3%	4.4%	7.3%	(1.3%)	13.5%
The Sycamores	185		12/16/2002	1,467	95.5%	96.0%	(0.6%)	(1.8%)	11.5%	(8.8%)
Village at Potomac Falls	247		8/5/2010	1,459	94.4%	97.4%	2.3%	(0.8%)	10.9%	(6.8%)
West Springfield	244		11/18/2002	1,573	95.9%	96.2%	(0.2%)	(1.6%)	16.6%	(9.8%)
Westchester West	345		12/30/2008	1,412	92.3%	92.1%	3.3%	4.9%	4.1%	5.3%
Woodleaf	228		3/19/2004	1,299	97.3%	97.1%	1.3%	3.7%	12.4%	0.3%
Woodway at Trinity Centre	504		5/17/2012	1,425	95.0%	95.5%	1.5%	2.2%	2.6%	2.1%
Total Washington, D.C.	11,813	28.4%		$1,430	94.1%	95.3%	1.7%	1.3%	7.0%	(1.8%)	31.2%

Total Properties	41,532	100.0%		$1,320	94.2%	n/a	n/a	n/a	n/a	n/a	100.0%
Total Core Properties	39,915			$1,311	95.0%	95.5%	2.8%	2.8%	8.9%	(0.8%)

(1)	Represents the percentage of the Company's total Units/NOI attributed to each region, including Core and Non-Core Properties.
(2)	For development properties the date reflects when all units became available to rent.
(3)	Average physical occupancy is defined as the number of occupied apartment units divided by total apartment units.
(4)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Physical Occupancy Comparison by Region - Core Properties

Sequential Comparison
First Quarter 2014 vs. Fourth Quarter 2013
Region	% Units	1Q '14	4Q '13	Variance
Baltimore	26.2%	94.3%	94.0%	0.3%
Boston	8.3%	95.9%	95.7%	0.2%
Chicago	6.4%	96.2%	96.2%	0.0%
Florida	2.2%	96.5%	95.1%	1.4%
Long Island, New Jersey	17.9%	96.2%	96.3%	(0.1%)
Philadelphia	12.3%	95.0%	94.5%	0.5%
Washington, D.C.	26.7%	94.1%	94.0%	0.1%

Total Core	100.0%	95.0%	94.8%	0.2%

Year over Year Comparison
First Quarter 2014 vs. First Quarter 2013
Region	% Units	1Q '14	1Q'13	Variance
Baltimore	26.2%	94.3%	94.4%	(0.1%)
Boston	8.3%	95.9%	96.3%	(0.4%)
Chicago	6.4%	96.2%	96.7%	(0.5%)
Florida	2.2%	96.5%	94.7%	1.8%
Long Island, New Jersey	17.9%	96.2%	96.5%	(0.3%)
Philadelphia	12.3%	95.0%	95.6%	(0.6%)
Washington, D.C.	26.7%	94.1%	95.3%	(1.2%)

Total Core	100.0%	95.0%	95.5%	(0.5%)

March vs. Quarter Comparison
Region	% Units	Mar '14	1Q '14	Variance
Baltimore	26.2%	94.5%	94.3%	0.2%
Boston	8.3%	96.1%	95.9%	0.2%
Chicago	6.4%	96.9%	96.2%	0.7%
Florida	2.2%	97.0%	96.5%	0.5%
Long Island, New Jersey	17.9%	96.2%	96.2%	0.0%
Philadelphia	12.3%	95.3%	95.0%	0.3%
Washington, D.C.	26.7%	94.4%	94.1%	0.3%

Total Core	100.0%	95.2%	95.0%	0.2%

Operating Results by Region - Core Properties

Sequential Results
First Quarter 2014 vs. Fourth Quarter 2013
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	26.2%	0.3%	1.6%	10.0%	(2.5%)
Boston	8.3%	0.8%	0.9%	14.7%	(6.3%)
Chicago	6.4%	0.9%	2.5%	15.2%	(7.1%)
Florida	2.2%	3.5%	4.1%	2.0%	5.9%
Long Island, New Jersey	17.9%	0.2%	1.6%	22.1%	(9.5%)
Philadelphia	12.3%	0.6%	3.7%	13.0%	(2.1%)
Washington, D.C.	26.7%	(0.1%)	1.1%	6.7%	(1.9%)

Total Core	100.0%	0.4%	1.7%	12.4%	(4.2%)

Year over Year Results
First Quarter 2014 vs. First Quarter 2013
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	26.2%	2.2%	3.0%	11.9%	(1.4%)
Boston	8.3%	4.3%	3.6%	4.7%	2.9%
Chicago	6.4%	3.0%	3.9%	13.7%	(4.0%)
Florida	2.2%	7.6%	8.5%	8.1%	8.8%
Long Island, New Jersey	17.9%	3.2%	3.9%	8.2%	0.9%
Philadelphia	12.3%	1.5%	2.4%	10.2%	(2.6%)
Washington, D.C.	26.7%	0.5%	1.3%	7.0%	(1.8%)

Total Core	100.0%	2.1%	2.8%	8.9%	(0.8%)

(1)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Percentage Change in New Lease and Renewal Lease Rents Compared to
Expiring Lease Rents - Core Properties
	1Q '13		2Q '13		3Q '13		4Q '13		YTD '13
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Baltimore	1.6%	3.7%	2.1%	4.0%	1.1%	4.2%	(1.1%)	3.8%	1.0%	3.9%

Boston	1.9%	3.4%	7.3%	4.2%	7.0%	4.7%	1.4%	3.4%	5.0%	4.1%

Chicago	0.5%	3.0%	2.3%	4.0%	2.4%	3.9%	0.4%	4.5%	1.8%	3.9%

Florida	4.6%	4.3%	7.9%	3.6%	5.7%	4.0%	5.1%	4.0%	6.0%	3.9%

Long Island, New Jersey	3.8%	3.1%	3.5%	3.3%	4.1%	3.4%	1.8%	3.6%	3.4%	3.4%

Philadelphia	(0.4%)	2.9%	2.4%	3.7%	0.0%	4.3%	(2.2%)	2.9%	0.1%	3.6%

Washington, D.C.	(0.3%)	4.1%	0.7%	3.9%	0.2%	3.9%	(3.0%)	3.3%	(0.6%)	3.8%

Total Core	1.3%	3.6%	2.7%	3.8%	2.0%	4.0%	(0.7%)	3.5%	1.5%	3.7%

	1Q '14		April '14		May '14*
Region	New	Renewal	New	Renewal	New	Renewal
Baltimore	0.3%	3.3%	3.4%	3.4%	4.8%	3.8%

Boston	0.4%	3.0%	4.5%	3.5%	5.0%	3.4%

Chicago	2.3%	3.4%	3.7%	2.9%	3.4%	3.3%

Florida	6.9%	4.2%	8.6%	3.9%	9.5%	3.7%

Long Island, New Jersey	1.3%	2.8%	3.7%	2.7%	4.7%	2.6%

Philadelphia	(2.0%)	2.4%	(0.6%)	3.2%	3.6%	3.2%

Washington, D.C.	(2.3%)	2.7%	(0.7%)	3.1%	0.9%	3.0%

Total Core	(0.2%)	2.9%	2.3%	3.1%	3.7%	3.1%

*	Preliminary results for May 2014.

Resident Statistics

Top Six Reasons for Moveouts
	1Q '14	4Q '13	3Q '13	2Q '13	1Q '13	Year '13	Year '12	Year '11
Transfer within HME	15.4%	16.1%	12.1%	11.9%	14.1%	13.4%	13.1%	11.6%

Eviction, skip	14.6%	13.4%	10.9%	13.3%	14.9%	12.9%	14.2%	16.4%

Location, apartment size	14.0%	12.2%	13.9%	13.4%	12.3%	13.1%	12.6%	13.1%

Employment related	13.9%	13.1%	12.9%	13.6%	14.7%	13.5%	13.2%	13.4%

Home purchase	10.6%	13.3%	12.7%	12.5%	11.2%	12.5%	11.3%	10.4%

Rent level	9.4%	10.4%	11.5%	10.3%	9.9%	10.6%	10.8%	10.5%

Traffic - Core Properties			Turnover - Core Properties
		Signed
	Traffic	Leases
	1Q '14	1Q '14
	vs.	vs.
Region	1Q '13	1Q '13	1Q '14	1Q '13
Baltimore	(10.9%)	4.9%	8.1%	7.7%
Boston	(10.3%)	(0.3%)	8.3%	8.6%
Chicago	(4.2%)	(6.3%)	8.1%	9.5%
Florida	(14.3%)	1.9%	11.4%	10.2%
Long Island	(12.2%)	0.0%	7.2%	7.3%
New Jersey	(9.4%)	(4.2%)	8.0%	7.7%
Philadelphia	(3.7%)	14.1%	8.0%	8.5%
Washington, D.C.	(9.8%)	0.6%	7.6%	7.7%

Total Core	(9.3%)	2.5%	7.9%	8.0%

Bad Debt as % of Rent and Utility Recovery
	1Q '14	1Q '13
Total Core	0.89%	0.87%

Net Operating Income Detail
($ in thousands, except per unit data)

Core Properties
			Qtr	%
	1Q '14	1Q '13	Variance	Variance
Rent	$147,428	$144,343	$3,085	2.1%
Utility recovery	8,316	7,149	1,167	16.3%
Rent including recoveries	155,744	151,492	4,252	2.8%
Other income	6,934	6,763	171	2.5%
Total income	162,678	158,255	4,423	2.8%
Operating & maintenance	(64,058)	(58,834)	(5,224)	(8.9%)
Core Properties NOI	$98,620	$99,421	$(801)	(0.8%)

Physical Occupancy	95.0%	95.5%	(0.5%)

Weighted Avg Rent per Unit	$1,311	$1,275	$35	2.8%

Acquired Properties (1)		Redevelopment Property (2)		Development Properties (3)
	1Q '14		1Q '14		1Q '14
Rent	$1,540	Rent	$3,252	Rent	$134
Utility recovery	1	Utility recovery	145	Utility recovery	-
Rent including recoveries	1,541	Rent including recoveries	3,397	Rent including recoveries	134
Other income	35	Other income	109	Other income	20
Total income	1,576	Total income	3,506	Total income	154
Operating & maintenance	(698)	Operating & maintenance	(1,299)	Operating & maintenance	(404)
Acquired Properties NOI	$878	Redevelopment Property NOI	$2,207	Development Properties NOI	$(250)

Physical Occupancy	93.1%	Physical Occupancy	80.9%	Physical Occupancy	(see development pipeline schedule)

Weighted Avg Rent per Unit	$1,195	Weighted Avg Rent per Unit	$1,615	Weighted Avg Rent per Unit	$2,087

(1)	Acquired Properties consist of acquired properties subsequent to January 1, 2013, such that full year operating results are not available.
(2)	The Redevelopment Property is Arbor Park of Alexandria, where 851 units in 52 buildings commenced renovation in 2011 on a building by building basis.
(3)	Development Properties consist of one property, Eleven55 Ripley.

Seasonality Factor for NAV Calculation
To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's effective NOI run rate is 23.8%.  This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%
	1Q '14	1Q '13	Variance	Variance
Electricity	$2,248	$2,020	$228	11.3%
Gas	6,870	6,069	801	13.2%
Water & sewer	4,543	4,490	53	1.2%
Repairs & maintenance	6,433	6,245	188	3.0%
Personnel expense	14,215	13,984	231	1.7%
Advertising	1,197	1,176	21	1.8%
Legal & professional	268	370	(102)	(27.6%)
Office & telephone	1,662	1,619	43	2.7%
Property insurance	3,232	1,171	2,061	176.0%
Real estate taxes	16,280	15,601	679	4.4%
Snow	1,957	830	1,127	135.8%
Trash	935	892	43	4.8%
Property management G&A	4,218	4,367	(149)	(3.4%)
Total Core	$64,058	$58,834	$5,224	8.9%

Impact of Severe Winter Weather on Net Operating Income - Core Properties
($ in thousands, except per share data)

Weather-Related Line Items - First Quarter 2014 Actual Compared to Guidance
(Guidance assumed "normal winter" for snowfall and temperature)
				$	Per
				Variance	Share
Electricity	- heating of certain common areas, units and vacant units			$(150)	$(0.002)
Gas	- natural gas heating costs			(953)	(0.014)
Repairs & maintenance	- transportation costs for HME trucks used for plowing			(104)	(0.002)
Personnel expense	- overtime incurred for snow removal and freezing pipes			(429)	(0.006)
Property insurance	- claims for freezing pipes			(789)	(0.012)
Snow	- snow melt product and third-party providers			(1,048)	(0.015)
Increased expenses				$(3,473)	$(0.051)

Utility recovery	- natural gas heating costs passed through to residents			642	0.009

Net decrease to Core NOI				$(2,831)	$(0.042)

Year over Year Results as Adjusted for Weather-Related Items Described Above
First Quarter 2014 vs. First Quarter 2013
			Total
Region		% Units	Revenues	Expenses	NOI
Baltimore		26.2%	2.5%	4.1%	1.6%
Boston		8.3%	3.6%	0.8%	5.4%
Chicago		6.4%	3.3%	4.9%	2.0%
Florida		2.2%	8.5%	7.1%	9.7%
Long Island, New Jersey		17.9%	3.5%	2.5%	4.2%
Philadelphia		12.3%	1.9%	3.9%	0.7%
Washington, D.C.		26.7%	0.9%	2.1%	0.2%
Total Core		100.0%	2.4%	3.0%	2.0%

Discontinued Operations (1)
($ in thousands)
The results of discontinued operations are summarized for the three months ended March 31, 2014 and 2013 as follows:

	1Q '14	1Q '13
Revenues:
Rental income	$2,015	$6,852
Property other income	286	718
Total revenues	2,301	7,570
Expenses:
Operating and maintenance	892	2,626
Interest (2)	1,109	2,369
Depreciation and amortization	260	1,767
Total expenses	2,261	6,762
Income from discontinued operations	40	808
Gain on disposition of property	31,306	40,359
Discontinued operations	$31,346	$41,167

(1)	Properties included in discontinued operations are listed in Summary Of Recent Sales.
(2)
Includes debt extinguishment costs and other one-time costs incurred as a result of repaying property specific debt triggered upon sale of $802 for the three months ended March 31, 2014 and $1,416 for the three months ended March 31, 2013.

Summary of Recent Acquisitions
($ in millions, except unit and per unit data)

							Wtd Avg
			Purchase	# of	Cap (1)	Purchase	Price per
Community	Region	State	Date	Units	Rate	Price	Unit
2014 Acquisitions

			Total 2014	-		$-
2013 Acquisitions
Stone Hill	Philadelphia	PA	11/27/2013	205	6.8%	$15.5	$75,610
Middlesex Crossing	Boston	MA	12/18/2013	252	6.4%	40.3	159,722
			Total 2013	457	6.5%	$55.8	$121,991

			Total 2014 and 2013 Acquisitions	457	6.5%	$55.8	$121,991

(1)	Capitalization (Cap) rate based on projected NOI at the time of acquisition after an allowance for a 2.7% management fee but before capital expenditures.

Summary Of Recent Sales
($ in millions, except unit and per unit data)
							Wtd Avg
			Sale	# of	Cap (2)	Sales	Price per	Unlevered
Community	Region	State	Date	Units	Rate	Price	Unit	IRR
2014 Sales
Cider Mill	Washington, D.C.	MD	2/26/2014	864	6.9%	$110.0	$127,315	8.4%
			Total 2014	864	6.9%	$110.0	$127,315	8.4%

2013 Sales
South Bay Manor	Long Island	NY	3/14/2013	61	6.4%	$11.1	$181,967	10.7%
Falkland Chase	Washington, D.C.	MD	3/29/2013	450	5.5%	98.0	217,778	10.8%
Castle Club	Philadelphia	PA	4/10/2013	158	7.2%	15.0	94,937	7.4%
Virginia Village	Washington, D.C.	VA	10/15/2013	344	5.9%	68.0	197,674	13.4%
			Total 2013	1,013	5.8%	$192.1	$189,635	11.5%

			Total 2014 and 2013 Sales	1,877	6.2%	$302.1	$160,948	10.4%

(2)	Capitalization (Cap) rate based on historical NOI after an allowance for a 2.7% management fee but before capital expenditures.

Breakdown of Units

			Net			Net
			Acquired/			Acquired/
		As of	Developed	As of	12/31/2013	Developed	As of	3/31/2014
Region	State	12/31/2012	in 2013	12/31/2013	% of Units	in 2014	3/31/2014	% of Units
Baltimore	MD	10,477	-	10,477	24.8%	-	10,477	25.2%
Boston	MA/ME	3,303	253	3,556	8.4%	-	3,556	8.6%
Chicago	IL	2,566	-	2,566	6.1%	-	2,566	6.2%
Florida	FL	836	-	836	2.0%	-	836	2.0%
Long Island, New Jersey	NY/NJ	7,225	(61)	7,164	17.0%	-	7,164	17.2%
Philadelphia	PA	5,067	47	5,114	12.2%	6	5,120	12.4%
Washington, D.C.	MD/VA	13,161	(704)	12,457	29.5%	(644)	11,813	28.4%
Total		42,635	(465)	42,170	100.0%	(638)	41,532	100.0%

Debt Summary Schedule
($ in thousands)

		Interest	03/31/14
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured

Hawthorne Court	Centerline (CIII) - Fannie Mae	5.27%	31,910	07/01/14
The Greens at Columbia	M&T Realty-Fannie Mae	3.93%	8,891	08/01/14
Westchester West - 1st	Berkeley Point Capital - Freddie Mac	6.15%	25,851	03/01/15
Westchester West - 2nd	Berkeley Point Capital - Freddie Mac	6.64%	7,195	03/01/15
Stratford Greens	Capital One Bank	5.75%	28,971	07/01/15
Sayville Commons	M&T Realty - Freddie Mac	5.00%	36,878	08/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	31,754	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	21,779	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	18,831	09/01/15
Cypress Place Apartments	Prudential - Fannie Mae	6.56%	9,736	11/01/15
Golf Club Apartments	Prudential - Fannie Mae	6.38%	31,353	11/01/15
Northwood Apartments	M&T Realty - Freddie Mac	5.50%	10,005	12/01/15
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.25%	47,071	01/01/16
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.55%	4,893	01/01/16
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.25%	72,452	01/01/16
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.55%	1,779	01/01/16
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.57%	47,568	02/01/16
Devonshire - 1st	Wachovia - Fannie Mae	5.60%	34,851	04/01/16
Devonshire - 2nd	Wachovia - Fannie Mae	6.24%	7,974	04/01/16
Mid-Island	Prudential - Fannie Mae	5.48%	18,435	04/01/16
Owings Run 1 & 2	Prudential - Fannie Mae	5.59%	39,941	04/01/16
The Manor East	KeyBank - Freddie Mac	3.25%	6,811	04/01/16
Country Village	Centerline (CIII) - Fannie Mae	5.52%	17,491	06/01/16
Fox Hall Apartments	Columbia Nat'l - Freddie Mac	5.61%	47,000	06/01/17
Mill Towne Village	Prudential - Fannie Mae	5.99%	24,239	09/01/17
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.83%	47,000	11/01/17
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.81%	39,285	12/01/17
Chatham Hill	M&T Realty - Freddie Mac	5.59%	42,281	01/01/18
William Henry Apartments	PNC - Fannie Mae	4.85%	27,261	01/01/18
Seminary Towers Apartments	Prudential - Fannie Mae	5.49%	53,515	07/01/18
The Manor (MD)	Prudential - Fannie Mae	4.23%	44,024	11/01/18
Bonnie Ridge - 1st	Prudential Life	6.60%	7,337	12/15/18
Bonnie Ridge - 2nd	Prudential Life	6.16%	16,443	12/15/18
Bonnie Ridge - 3rd	Prudential Life	6.07%	23,527	12/15/18
Annapolis Roads	Amerisphere - Fannie Mae	5.12%	22,884	01/01/19

		Interest	03/31/14
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured

Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.75%	17,368	01/01/19
The Sycamores	M&T Realty - Freddie Mac	5.71%	20,243	01/01/19
Top Field Apartments	M&T Realty - Fannie Mae	4.84%	15,817	01/01/19
Westwood Village	M&T Realty - Freddie Mac	5.68%	44,346	01/01/19
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.47%	11,717	07/01/19
Glen Manor	Prudential - Fannie Mae	5.83%	7,568	08/01/19
Ridley Brook	Prudential - Fannie Mae	5.83%	12,563	08/01/19
The Courts at Fair Oaks	Walker&Dunlop - Freddie CME	4.50%	46,882	08/01/19
Southern Meadows	Red Mortgage - Fannie Mae	5.36%	38,844	10/01/19
Elmwood Terrace	M&T Realty - Fannie Mae	5.56%	25,538	11/01/19
Lakeview	Greystone - Fannie Mae	5.31%	8,659	12/01/19
The Landings	Prudential - Fannie Mae	5.60%	24,948	01/01/20
East Meadow Apartments	M&T Realty - Freddie Mac	5.40%	14,041	05/01/20
Selford Townhomes	M&T Realty - Freddie Mac	5.40%	8,488	05/01/20
Stone Ends Apts.	M&T Realty - Freddie Mac	5.40%	23,909	05/01/20
Tamarron Apartments	M&T Realty - Freddie Mac	5.40%	14,048	05/01/20
The Manor (VA)	M&T Realty - Freddie Mac	5.40%	13,185	05/01/20
Woodmont Village	M&T Realty - Freddie Mac	5.40%	9,513	05/01/20
Trexler Park	Greystone - Fannie Mae	4.34%	36,550	08/01/20
Arbor Park of Alexandria	Prudential - Fannie Mae	4.35%	92,185	11/01/20
New Orleans Park	M&T Realty - Fannie Mae	4.58%	22,439	11/01/20
Racquet Club East	PNC - Fannie Mae	4.74%	35,951	12/01/20
Heritage Woods Apts	Greystone - Fannie Mae	5.39%	13,865	01/01/21
The Meadows at Marlborough	Prudential - Fannie Mae	5.50%	20,263	01/01/21
Home Properties of Devon	M&T Realty - Fannie Mae	4.85%	58,053	08/01/21
Pleasant View Gardens	Prudential - Fannie Mae	4.51%	91,297	11/01/21
Dunfield Townhomes	Midland Mortgage - HUD	5.25%	10,394	09/01/28
Highland House	Arbor Comml - Fannie Mae	6.32%	5,289	01/01/29

Wtd Avg - Fixed Secured		5.21%	$1,701,183

		Interest	03/31/14
Property	Lender	Rate %	Balance	Maturity Date
Variable Rate Secured
Sherry Lake	M&T Realty - Freddie Mac	2.90%	24,176	04/01/17

Wtd Avg - Total Secured Debt		5.18%	$1,725,359

Fixed Rate Unsecured
Private Placement Senior Notes - Series A	Various Investors	4.46%	$90,000	12/19/18
Private Placement Senior Notes - Series B	Various Investors	5.00%	60,000	12/19/21
Senior Notes	Prudential Life Insurance	4.16%	50,000	06/27/19
Bank Term Loan-Interest Rate Swapped to Maturity	M&T Bank et. al.	1.69%	250,000	08/18/18

Variable Rate Unsecured
Revolving Line of Credit	M&T Bank et. al.	1.19%	179,000	08/18/17

Wtd Avg - Total Unsecured Debt		2.45%	$629,000

Total Combined Debt		4.45%	$2,354,359

% Of Portfolio - Fixed	91.4%
% Of Portfolio - Variable	8.6%
		Interest	Years To
		Rate %	Maturity
Wtd Avg - Total Fixed Rate Debt		4.74%	4.39
Wtd Avg - Total Variable Rate Debt		1.39%	3.34
Wtd Avg - Combined Debt		4.45%	4.30

Total Debt Maturity Schedule Exclusive of Revolving Line of Credit
Year of Maturity	Fixed Rate		Variable Rate		Total
	Wtd Avg		Wtd Avg			% Of
	Rate	Debt	Rate	Debt	Debt	Total
2014	4.98%	40,801	-	-	40,801	1.88%
2015	5.17%	222,355	-	-	222,355	10.22%
2016	5.40%	299,267	-	-	299,267	13.76%
2017	5.78%	157,524	2.90%	24,176	181,700	8.35%
2018	3.54%	554,388	-	-	554,388	25.48%
2019	5.14%	322,431	-	-	322,431	14.82%
2020	4.82%	295,257	-	-	295,257	13.57%
2021	4.84%	243,477	-	-	243,477	11.19%
2022	-	-	-	-	-	0.00%
2023	-	-	-	-	-	0.00%
2024 - 2029	5.61%	15,683	-	-	15,683	0.72%
TOTAL	4.74%	$2,151,183	2.90%	$24,176	$2,175,359	100.00%

Debt Summary Schedule

Unencumbered Properties

Property	# Units	Region	State	Property	# Units	Region	State
Canterbury Apartments	618	Baltimore	MD	Yorkshire Village	40	Long Island	NY
Gateway Village	132	Baltimore	MD	Barrington Gardens	148	New Jersey	NJ
Howard Crossing	1,350	Baltimore	MD	East Hill Gardens	33	New Jersey	NJ
Middlebrooke Apartments	208	Baltimore	MD	Hackensack Gardens	198	New Jersey	NJ
Morningside Heights	1,050	Baltimore	MD	Jacob Ford Village	270	New Jersey	NJ
Saddle Brooke Apartments	468	Baltimore	MD	Oak Manor	77	New Jersey	NJ
The Apts at Cambridge Court	544	Baltimore	MD	Pleasure Bay	270	New Jersey	NJ
The Coves at Chesapeake	469	Baltimore	MD	Wayne Village	275	New Jersey	NJ
Westbrooke Apartments	110	Baltimore	MD	Windsor Realty	67	New Jersey	NJ
Gardencrest	696	Boston	MA	Hill Brook Apartments	274	Philadelphia	PA
Liberty Place	107	Boston	MA	Home Properties of Bryn Mawr	316	Philadelphia	PA
Middlesex Crossing	252	Boston	MA	Racquet Club South	103	Philadelphia	PA
The Commons at Haynes Farm	302	Boston	MA	Stone Hill Apartments	205	Philadelphia	PA
The Heights at Marlborough	348	Boston	MA	Waterview	203	Philadelphia	PA
The Townhomes of Beverly	204	Boston	MA	1200 East West Highway	247	Washington, D.C.	MD
The Village at Marshfield	276	Boston	MA	Eleven55 Ripley *	309	Washington, D.C.	MD
Westwoods	35	Boston	MA	Hunter's Glen	108	Washington, D.C.	MD
Liberty Commons	120	Boston	ME	Seminary Hill	296	Washington, D.C.	MD
Redbank Village	500	Boston	ME	Courts at Huntington Station	421	Washington, D.C.	MD
Blackhawk Apartments	371	Chicago	IL	Woodleaf Apartments	228	Washington, D.C.	MD
Courtyards Village	224	Chicago	IL	Braddock Lee	255	Washington, D.C.	VA
Lakeview Townhomes	120	Chicago	IL	Mt. Vernon Square	1,387	Washington, D.C.	VA
The Colony	783	Chicago	IL	Newport Village	937	Washington, D.C.	VA
The Gates of Deer Grove	204	Chicago	IL	Park Shirlington	294	Washington, D.C.	VA
The New Colonies	672	Chicago	IL	Somerset Park	108	Washington, D.C.	VA
Bayview & Colonial	160	Long Island	NY	The Apts at Cobblestone Square	314	Washington, D.C.	VA
Cambridge Village	82	Long Island	NY	The Apts at Wellington Trace *	240	Washington, D.C.	VA
Crescent Club	257	Long Island	NY	The Courts at Dulles	411	Washington, D.C.	VA
Heritage Square	80	Long Island	NY	Village at Potomac Falls	247	Washington, D.C.	VA
Holiday Square	144	Long Island	NY	West Springfield Village	244	Washington, D.C.	VA
Lake Grove Apartments	368	Long Island	NY	Woodway at Trinity Centre	504	Washington, D.C.	VA

				Total Number of Units:	20,283
				Total Number of Properties:	62

*	Property added to unencumbered pool during Q1 '14.

Recurring Capital Expenditure Summary

Effective January 1, 2014, the Company updated its estimate of the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment.  The Company now estimates that the annual amount is $900 per apartment unit compared to $848 in the prior year.  This new amount better reflects current actual costs and the effects of inflation since the last update.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen and bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring, revenue generating upgrades include, community centers, new windows, and kitchen and bath apartment upgrades.  Revenue generating capital improvements are expected to directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost per	Cost per
	Cost per	Useful	per Unit	Unit	Unit
Category	Unit	Life(1)	per Year(2)	per Year(3)	per Year
Appliances	$1,673	10	$167	$13	$180
Blinds, shades	148	3	49	6	55
Carpets, cleaning	924	4	231	155	386
Computers, equipment, misc.(4)	124	6	21	22	43
Contract repairs	-	-	-	182	182
Exterior painting (5)	87	3	29	-	29
Flooring	175	7	25	27	52
Furnace, air (HVAC)	880	19	46	84	130
Hot water heater	302	7	43	-	43
Interior painting	-	-	-	194	194
Kitchen, bath cabinets upgrades	1,272	15	85	-	85
Landscaping site	-	-	-	122	122
New roof	906	24	38	-	38
Parking lot site	900	15	60	-	60
Pool, exercise facility	130	15	9	56	65
Windows major	1,712	20	86	-	86
Miscellaneous (6)	190	17	11	-	11
Total	$9,423		$900	$861	$1,761

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.
(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.
(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $861 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's Core Properties expense detail schedule.

(4)	Includes computers, office equipment, furniture, and maintenance vehicles.
(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as balconies, siding, and concrete sidewalks.

The breakdown of costs above reflects the Company's unique strategies to improve every property every year regardless of age, and to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  These strategies result in higher costs of capital expenditures and maintenance costs which permit the Company to realize higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that on an annual basis $900 per unit is spent on recurring capital expenditures in 2014.  During the three months ended March 31, 2014 approximately $225 per unit was spent on recurring capital expenditures.  The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring, and non-recurring revenue generating capital improvements for the three months ended March 31, 2014 as follows:

For the three months ended March 31, 2014
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$159	$4	$159	$4
Major building improvements	1,272	31	1,977	49	3,249	80
Roof replacements	384	10	1	-	385	10
Site improvements	466	12	-	-	466	12
Apartment upgrades	1,842	46	6,051	150	7,893	196
Appliances	1,426	35	-	-	1,426	35
Carpeting/flooring	2,584	64	96	2	2,680	66
HVAC/mechanicals	898	22	2,630	65	3,528	87
Miscellaneous	212	5	562	14	774	19
Total	$9,084	$225	$11,476	$284	$20,560	$509

(a)	Calculated using the weighted average number of units owned, including 39,915 core units, and 2013 acquisition units of 457 for the three months ended March 31, 2014.

The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended March 31, 2014
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$8,981	$225	$10,956	$274	$19,937	$499
2013 Acquisition Communities	103	225	520	1,138	623	1,363
Subtotal	9,084	225	11,476	284	20,560	509
2014 Disposed Communities	45	82	-	-	45	82
Corporate office expenditures (b)	-	-	-	-	363	-
Total	$9,129	$223	$11,476	$284	$20,968	$504

(a)	Calculated using the weighted average number of units owned, including 39,915 core units, 2013 acquisition units of 457, and 2014 disposed units of 547 for the three months ended March 31, 2014.
(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

Adjusted Net Operating Income - Core Properties
($ in thousands)

	Quarter	Quarter
	3/31/2014	3/31/2013	Change
Net Operating Income	$98,620	$99,421	(0.8%)
Less: Non-recurring Capex @ 6%	(657)	-	-
Adjusted Net Operating Income	$97,963	$99,421	(1.5%)

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Pipeline as of March 31, 2014
($ in thousands)
												%
		Units			Cost	Costs				%	%	Physical
	Property	when		Cost	Estimate	Incurred		Initial	Date	Complete	Leased	Occup
	Type	Complete		Estimate	Per Unit		Start	Occup	Complete
Under construction:
Eleven55 Ripley (5)	Mid-Rise and	379		$111,000	$293	$106,464	4Q 11	4Q 13	3Q 14	91.0%	28.5%	20.3%
Silver Spring, MD	High-Rise

Courts at Spring Mill Station (6)	Donut/Podium	385		89,000	231	48,419	2Q 12	3Q 14	2H 14	0.0%	n/a	n/a
Conshohocken, PA

Pre-construction:
Westpark Tysons (part of Arbor Row	Mid-Rise and	694		232,000	334	34,627	tbd	tbd	tbd	n/a	n/a	n/a
final development plan)	High-Rise
Tysons Corner, VA

Concorde Circle	Garden	300	+	tbd	tbd	14,893	tbd	tbd	tbd	n/a	n/a	n/a
Linthicum, MD

Total						$204,403

(1)	Costs classified as Construction in Progress at March 31, 2014 are comprised of:

Eleven55 Ripley	$94,172
Courts at Spring Mill Station	48,419
Westpark Tysons	34,627
Concorde Circle	14,893
$192,111

(2)	Represents the percentage of units that have been completed and are available to rent as of April 30, 2014.
(3)	Represents the percentage of units that have been leased as of April 30, 2014.
(4)	Represents the percentage of units occupied as of April 30, 2014.
(5)	The time when construction is expected to be complete has moved out one quarter due to delays from severe winter weather in the first quarter of 2014.
(6)	The time when we are expecting initial occupancy has moved out one quarter due to delays from severe winter weather in the first quarter of 2014.

2014 Earnings Guidance
	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2014 compared to 2013

FFO per share - 2014 guidance	$0.996	$1.09 - $1.13	Subsequent quarters will be		$4.42 to $4.54

Midpoint of guidance	$0.996	$1.11	provided in future releases		$4.48

FFO per share - 2013 actual	$1.053	$1.113	$1.086	$1.111	$4.368

Projected improvement	-5.4%	0.0%			2.6%

The range for the year has been changed to reflect the actual results for the first quarter as compared to expectations. All other assumptions for the balance of the year remain unchanged.

2014 compared to 2013 based on "Operating FFO" - OFFO

OFFO per share - 2014 guidance	$0.996	$1.09 - $1.13	Subsequent quarters will be		$4.43 to $4.55

Midpoint of guidance	$0.996	$1.11	provided in future releases		$4.49

OFFO per share - 2013 actual	$1.053	$1.113	$1.087	$1.115	$4.373

Actual/projected improvement	-5.4%	0.0%			2.7%

The difference between FFO and OFFO is expensed acquisition costs.

The range for the year has been changed to reflect the actual results for the first quarter as compared to expectations. All other assumptions for the balance of the year remain unchanged.

2014 Earnings Guidance
	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

Core Property Assumptions:

Total revenue growth	2.8%	3.0%	Subsequent quarters will be		2.7% to 3.7%

Expense growth	8.9%	3.3%	provided in future releases		4.4% to 5.4%

NOI growth	-0.8%	2.8%			1.9% to 2.9%

The range for the year has been changed to reflect the actual results for the first quarter as compared to expectations. All other assumptions for the balance of the year remain unchanged.

Core Occupancy Assumptions:

2014 physical occupancy	95.0%	95.7%	95.8%	95.4%	95.5%

2013 physical occupancy	95.5%	95.8%	94.9%	94.8%	95.2%

Change in occupancy	-0.5%	-0.1%	0.9%	0.6%	0.3%

2014 Earnings Guidance

General & Administrative - guidance assumptions remain unchanged from the original guidance provided on February 6, 2014, a decrease of 2.4% at the midpoint of a range between $27.4 million and $28.2 million.

Interest Expense - guidance assumptions remain unchanged from the original guidance provided on February 6, 2014 and is projected to range from
$101.9 million to $102.7 million for the year, without significant differences between the quarters.

Acquisition range for the year remains unchanged at $150 million to $250 million.

Disposition range for the year remains unchanged at $160 million to $260 million

Anticipated expense from acquisition costs for 2014 remains unchanged at $0.9 million versus actual of $0.3 million in 2013.

Capital expenditures:
	Recurring	$35 million
	Upgrading and repositioning	$100 million	remains unchanged from original guidance given February 6, 2014